REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of October 15, 2008 and delivered by XTL Biopharmaceuticals Ltd., a public company limited by shares organized under the laws of Israel (the “Company”) and XTL Development, Inc., an indirect subsidiary of the Company (“XTL Development”), to Quogue Bioventures LLC, a limited liability company formed under the laws of the State of Delaware (“Quogue”). This Agreement is effective as of January 15, 2007 (the “Effective Date”).

WHEREAS, the Company, XTL Development, Wayne Rothbaum and Herriot Tabuteau entered into that certain binding term sheet, dated as of January 15, 2007 (the “Date of Grant”), setting forth in summary terms the compensation payable by the Company to Wayne Rothbaum and Herriot Tabuteau, or their designees, for certain services provided by them to the Company (the “Term Sheet”);

WHEREAS, the Company, and Quogue and Antecip Bioventures LLC (“Antecip”), as designees of Wayne Rothbaum and Herriot Tabuteau, respectively, have entered into an Agreement (the “Services Agreement”), dated as of the date hereof, more fully setting forth the terms and conditions of the aforementioned compensation payable by the Company;

WHEREAS, pursuant to the Services Agreement, the Company is granting to Quogue, as Wayne Rothbaum’s designee, certain stock appreciation rights (individually, a “SAR” and collectively, the “SARs”);

WHEREAS, the Company and Quogue agree that Quogue shall have certain registration rights in the event the Company issues any ordinary shares of the Company to Quogue as payment upon Quogue’s exercise of such SARs, and the Company and Quogue desire to more fully set forth the terms and conditions of such registration rights;

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Business Day” means a day, other than a Friday, Saturday or Sunday, on which banks in Tel Aviv, Israel and New York City are open for the general transaction of business. For purposes of Section 2(c) hereof, Business Day shall mean any day from Monday through Friday.

“Holder” shall mean Quogue and any Affiliate or permitted transferee of Quogue who is a subsequent holder of any Registrable Securities.

“Exercise Date” shall have the meaning assigned to it in the Stock Appreciation Rights Agreement.

“Exercise Shares” means any Ordinary Shares issued to Holder upon Holder’s exercise of its SARs from time to time pursuant to the SARS Agreement.

“Ordinary Shares” shall mean the Company’s ordinary shares, par value NIS 0.02 per share, and any securities into which such shares may hereinafter be reclassified.

“Parallel Registration Rights Agreement” shall mean the registration rights agreement, dated as of the date hereof, by and between the Company and Antecip.

“Prospectus” shall mean (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Exercise Shares, and (ii) any other securities issued or issuable with respect to or in exchange for Exercise Shares; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Holder pursuant to Rule 144(b)(1) without restriction.

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“SARS Agreement” means that certain Stock Appreciation Rights Agreement, dated as of the date hereof, by and between the Company and Holder.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Registration Statements. In the event the Company pays any portion of the Exercise Amount (as defined in the SARS Agreement ) in the form of Exercise Shares which are not registered under the Securities Act, the Company shall prepare and file with the SEC, no later than the Filing Deadline, a Registration Statement covering the resale of the Registrable Securities. The “Filing Deadline” shall mean the fifteenth (15th) calendar day after the corresponding Exercise Date if the Company is then eligible to utilize a registration statement for such resale on Form F-3 or Form S-3, as applicable (in which event the registration statement shall be on Form F-3 or Form S-3, as applicable), or the thirtieth (30th) calendar day after the corresponding Exercise Date if the Company is then required to utilize a registration statement for such resale on Form F-1 or Form S-1, as applicable (in which event the registration statement shall be on Form F-1 or Form S-1, as applicable). Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A, subject to any SEC comments. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Ordinary Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Except for certain Ordinary Shares for Antecip and/or its Affiliates which the Company may be required to register pursuant to the Parallel Registration Rights Agreement, such Registration Statement shall not include any Ordinary Shares or other securities for the account of any other holder without the prior written consent of the Holder. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Holder and its legal counsel prior to its filing or other submission.

(b) Expenses. The Company will pay all expenses associated with the registration of any Registrable Securities hereunder, including filing and printing fees, the Company’s legal counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees. The Company will also bear the expense of one counsel to the Holder in connection with the registration of any Registrable Securities hereunder, provided that the maximum aggregate amount payable by the Company with respect to such counsel and with respect to Quogue’s counsel pursuant to Section 2(b) of the Parallel Registration Rights Agreement shall not exceed $15,000.

(c) Effectiveness. The Company shall use commercially reasonable efforts to have an applicable Registration Statement declared effective as soon as practicable. The Company shall notify the Holder by facsimile or electronic mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall promptly thereafter provide the Holder with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (x) five (5) Business Days after the SEC shall have informed the Company that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement, or (y) the 90th day after the Exercise Date, or (B) after a Registration Statement has been declared effective by the SEC, the Holder is not permitted to utilize the Prospectus therein to resell such Registrable Securities for ten consecutive Business Days or in any individual case an aggregate of fifteen Business Days during any 12-month period (which need not be consecutive Business Days) for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) (any such failure or breach being referred to as an “Event,” and for purposes of clause (A)(x) the date on which such five Business Day period is exceeded, or for purposes of clause (A)(y) the date on which such 90-day period is exceeded, or for purposes of clause (B) the date on which such ten or fifteen Business Day period is exceeded, being referred to as an “Event Date”), then the Company will pay to the Holder, as liquidated damages and not as a penalty, an amount equal to 1.0% (or the highest monthly rate permitted by the laws of the State of New York, if lower) of the Exercise Amount corresponding to the number of Registrable Securities registered or to be registered, for each thirty (30) day period (or pro rata for any portion thereof) following the Event Date (the “Blackout Period”). The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. The Company shall make such payments to the Holder in cash.

3. Company Obligations.

The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities from time to time in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause each Registration Statement required to be filed hereunder to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144(b)(1), or (iii) two years from the date of effectiveness of such Registration Statement (the “Effectiveness Period”), and advise the Holder in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to each applicable Registration Statement and Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Holder to review each applicable Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Holder and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of each applicable Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holder and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Holder and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Holder, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, an applicable Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to the Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(j) with a view to making available to the Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holder to sell shares of Ordinary Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times following the date hereof; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and 1934 Act; and (iii) furnish to the Holder upon request, as long as the Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent annual report, quarterly report or such other report or document filed by the Company with the SEC, and (C) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4. Information.

The Company shall not disclose material nonpublic information to the Holder, or to advisors to or representatives of the Holder, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holder, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Holder (if desirous of obtaining such information) enters into an appropriate confidentiality agreement with the Company with respect thereto.

5. Obligations of Holder.

(a) The Holder shall promptly furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Holder, by its acceptance of any Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a corresponding Registration Statement hereunder.

(c) The Holder agrees that, upon receipt of any notice from the Company of either (i) the suspension of the effectiveness of the Registration Statement or (ii) the happening of an Event pursuant to Section 2(c) hereof, the Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder’s receipt of the supplemented or amended prospectus filed with the SEC and until and related post-effective amendment is declared effective by the SEC and notice of such effectiveness shall have been promptly provided to the Holder by the Company.

6. Indemnification.

(a) The Company will indemnify and hold harmless the Holder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act and the 1934 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (v) any material violation of this Agreement; or (vi) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Holder’s behalf and will reimburse the Holder, and each such officer, director or member and each such controlling person for any legal or other expenses, including reasonable attorneys’ fees, reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by the Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) The Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of the Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Holder in connection with any claim relating to this Section 6 and the amount of any damages the Holder has otherwise been required to pay by reason of such untrue statement or omission) received by the Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate legal counsel and to participate in the defense of such claim, but the fees and expenses of such legal counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (z) in the reasonable judgment of any such person, based upon written advice of its legal counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of the Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Assignment and Transfers.

Subject to the 1933 Act and any other applicable securities laws, the rights and interests of the Holder under this Agreement may be assigned or transferred by the Holder, including, without limitation, by will or by the laws of descent and distribution, without the necessity to obtain the consent of the Company, so long as such assignment or transfer is in connection with the transfer of Registrable Securities (or the SARs underlying such Registrable Securities) to the applicable assignee. This Agreement may not be assigned by the Company without the prior written consent of the Holder except to any affiliate of the Company, or in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of the Company or all or substantially all of the Company’s assets by a third-party.

8. Amendments; Waiver.

No modification to any provision of this Agreement shall be binding unless in writing and signed by both parties. No waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged.

9. Applicable Law; Venue.

The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, without giving effect to the conflicts of laws provisions thereof. The Holder and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York, USA and of the United States of America located in the State of New York, USA for any actions, suits or proceedings arising out of or relating to this Agreement. The Holder and the Company hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the courts of the State of New York, USA or the United States of America located in the State of New York, USA and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In the event of any legal proceedings brought by the Company or the Holder in connection with the matters contemplated under this Agreement, the non-prevailing party shall reimburse the prevailing party for all legal fees reasonably incurred by such prevailing party in connection with the relevant dispute(s) promptly after the issuance of any final judgment with respect to such dispute(s).

10. Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by personal or courier delivery, facsimile, electronic transmission or certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile or other electronic means, or three days after mailing if mailed via first class mail, to the addresses of the Company and Holder set forth below:

(a)	if to the Company, to:

XTL Biopharmaceuticals Ltd.
711 Executive Boulevard, Suite Q
New York, NY 10989
Attention: Ron Bentsur
Facsimile: (845) 267-0926

with a copy to:

Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Attn: Mark F. McElreath, Esq.
Facsimile: (212) 210-9444

and:

Kantor & Co. – Law Offices
Oz House, 12th Floor
14 Abba Hillel Silver Road
Ramat Gan, Israel 52506
Attn: Ronen Kantor
Facsimile: + 972-3-6133372

(b)	if to the Holder, to:

Quogue Bioventures LLC
1285 Avenue of the Americas
35th Floor
New York, NY 10019
Attention: Wayne Rothbaum
Facsimile: (212) 554-4450

with a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Jedd Wider, Esq.
Facsimile: (212) 309-6001

Any party may change such party’s address for notices by notice duly given pursuant to this Section 10.

11. Validity.

If any provision of this Agreement is determined to be invalid in whole or in part for any reason, such unenforceable or invalid provision shall not affect the legality, enforceability or validity of the rest of this Agreement. If any provision is stricken in accordance with the previous sentence, then the stricken provision shall be replaced with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible. The provisions of this Agreement are intended solely for the benefit of the Company and the Holder, and their respective permitted assigns.

12. Further Assurances.

The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

13. Entire Agreement.

This Agreement, together with the Services Agreement and the SARS Agreement, constitutes and contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written arrangements or understandings, including, without limitation, the Term Sheet. Each party acknowledges and agrees that they have not made any representations, warranties or agreements of any kind regarding the subject matter hereof, except as expressly set forth in this Agreement, the Services Agreement or the SARS Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

XTL BIOPHARMACEUTICALS LTD.

By:	/s/ Ron Bentsur
Name: Ron Bentsur
Title: Chief Executive Officer

QUOGUE BIOVENTURES LLC

By:	/s/ Wayne Rothbaum
Name: Wayne Rothbaum
Title: President

EXHIBIT A

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been supplemented under Rule 424(b)(3) or other applicable provision of the 1933 Act to include the name of such transferee in the list of selling stockholders under this prospectus, unless there is an applicable exception under the 1933 Act that does not require the filing of a prospectus supplement.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our ordinary shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling stockholders may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the 1933 Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be "underwriters" within the meaning of Section 2(11) of the 1933 Act. Specifically, the selling stockholders who are registered broker-dealers are deemed to be "underwriters" within the meaning of the 1933 Act. In addition, selling stockholders who are affiliates of registered broker-dealers may be deemed to be “underwriters” within the meaning of the 1933 Act if such selling stockholder (i) did not acquire the ordinary shares in the ordinary course of business or (ii) had any agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act, and such selling stockholders may be subject to certain additional regulations and statutory liabilities under the 1933 Act and 1934 Act. To our knowledge and based upon information we received from the selling stockholders, (i) each selling stockholder that is a registered broker-dealer or affiliated with a registered broker-dealer acquired the ordinary shares in the ordinary course of business, (ii) such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock, and (iii) no such selling stockholder received any securities as underwriting compensation. We are also not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities.

Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the 1933 Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

To the extent required, the ordinary shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, a post-effective amendment to the registration statement that includes this prospectus, or, if appropriate, a filing pursuant to the 1934 Act.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of ordinary shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the ordinary shares against certain liabilities, including liabilities arising under the 1933 Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the ordinary shares offered by this prospectus. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the 1933 Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the ordinary shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the ordinary shares may be sold pursuant to Rule 144(k) of the 1933 Act, or (3) the date that is two years from the date of effectiveness of the registration statement.